Exhibit 26 (g) i.

AUTOMATIC YRT AGREEMENT

between

MML BAY STATE LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

(hereinafter called the “Ceding Company”)

and

BUSINESS MEN’S ASSURANCE COMPANY OF AMERICA

(hereinafter called the “Reinsurer”)

Effective Date: May 1, 2001

Variable Universal Life II

[page break]

Automatic YRT Agreement

Ceding Company:	MML Bay State Life Insurance Company of Hartford, Connecticut

C.M. Life Insurance Company of Hartford, Connecticut, and

Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts

Reinsurer:	Business Men’s Assurance Company of America of Kansas City, Kansas

Accepted Coverages:	Life insurance on policies written by the Ceding Company on the plans cited in Schedule A – Accepted Coverages.

Effective Date:	May 1, 2001

This Agreement represents the entire contract between the Ceding Company and the Reinsurer and supersedes, with respect to its subject, any prior oral or written agreements.

Commencing on the Effective Date, the Reinsurer shall provide reinsurance coverage to the Ceding Company subject to the provisions of this Agreement on the basis stated hereinafter in the attached Articles and Schedules. These Articles and Schedules, or parts thereof may be changed or modified upon written agreement between the Ceding Company and the Reinsurer.

[page break]

Automatic YRT Agreement

Effective Date: May 1, 2001

In witness whereof, this Agreement is hereby executed in good faith by both parties in duplicate:

Signed for MML Bay State Life Insurance Company of Hartford, Connecticut, referred to as the Ceding Company in the Agreement.

By:	/s/ Yek Soan Cheng	Witness:	/s/ George R. Zimmerman
	Yek Soan S. Cheng		George Zimmerman, JD, CLU, ChFC
	Vice President & Actuary		Director of Reinsurance

Date:	5/11/01	Date:	5/11/01

Signed for C.M. Life Insurance Company of Hartford, Connecticut, referred to as the Ceding Company in the Agreement.

By:	/s/ Yek Soan Cheng	Witness:	/s/ George R Zimmerman
	Yek Soan S. Cheng		George Zimmerman, JD, CLU, ChFC
	Vice President & Actuary		Director of Reinsurance

Date:	5/11/01	Date:	5/11/01

Signed for Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts, referred to as the Ceding Company in the Agreement.

By:	/s/ Peter G. Ferris	Witness:	/s/ George R. Zimmerman
	Peter G. Ferris		George Zimmerman, JD, CLU, ChFC
	Vice President & Actuary		Director of Reinsurance

Date:	5/10/01	Date:	5/10/01

Signed for Business Men’s Assurance Company of America of Kansas City, Kansas, referred to as the Reinsurer in the Agreement.

By:	/s/ (signature not legible)	Witness:	/s/ (signature not legible)

Title:	Senior Vice President	Title:	Vice President

Date:	4/25/01	Date:	4/25/2001

[page break]

Automatic YRT Agreement

Effective Date: May 1, 2001

Table of Contents

Article	Title	Page

I	Automatic and Facultative Reinsurance	1
II	Facultative Submission	3
III	Basis of Reinsurance	4
IV	Premiums, Payments and Reports	5
V	Expenses	7
VI	Premium Taxes	8
VII	DAC Tax Election	9
VIII	Experience Refunds	10
IX	Policy Changes	11
X	Increase in Retention	13
XI	Termination of Agreement with Respect to New Reinsurance	14
XII	Claims	15
XIII	Inspection of Records	17
XIV	Errors and Omissions	18
XV	Insolvency	19
XVI	Waivers and Amendments	20

XVII	Severability	21
XVIII	Notice	22
XIX	Arbitration	23
XX	Governing Law	24
XXI	Headings	25
XXII	Parties to Agreement	26
XXIII	Agreement	27

Schedule	Title	Page

A	Accepted Coverages	28
B	Reinsurance Limits	29
C	Facultative Submission Form	30
D	Special Net Risk Calculations	31
E	Reinsurance Premium Rates	32
F	Reinsurance Reports	39
G	Underwriting Guidelines	41
H	DAC Tax Schedule	43
I	Retention Limits	44

[page break]

Article I

Automatic and Facultative Reinsurance

A.	The Ceding Company shall automatically cede to the Reinsurer reinsurance of that portion of individual life policies and supplemental benefits as specified in Schedule A – Accepted Coverages, and the Reinsurer shall automatically accept such reinsurance that meet the following requirements:

1.	The individual risk must be underwritten by the Ceding Company in accordance with its standard underwriting practices and guidelines. A copy of the Ceding Company’s current underwriting guidelines is attached as Schedule G – Underwriting Guidelines. Risks falling into any other special reinsurance or underwriting programs such as Facultative Shopping or Automatic Reinsurance Cession (ARC) will be excluded from this Agreement.

2.	The mortality rating on each individual risk must not exceed 500% (Table 16 or P), or its equivalent on a flat extra premium basis.

3.	The maximum amount of insurance issued and applied for in all companies on each risk must not exceed the Jumbo Limit as specified in Schedule B – Reinsurance Limits.

4.	On each individual life, the Ceding Company shall retain the amounts of insurance as specified in Schedule B – Reinsurance Limits.

5.	The maximum amounts of insurance to be automatically reinsured on a life must not exceed the reinsurance limits specified in Schedule B – Reinsurance Limits.

B.	Reinsurance which may not be ceded automatically according to the provisions stated in Paragraph A of this Article, may be submitted to the Reinsurer for facultative consideration as described in Article II – Facultative Submission.

C.	The liability of the Reinsurer for automatically ceded reinsurance shall commence simultaneously with that of the Ceding Company. The liability of the Reinsurer for reinsurance ceded automatically shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of Article III – Basis of Reinsurance.

D.	The risk shall not have been submitted on a facultative basis by the Ceding Company to the Reinsurer or other reinsurers within the last .

[page break]

Article I

Automatic and Facultative Reinsurance

(continued)

E.	The Reinsurer shall not be liable for benefits paid under the Ceding Company’s conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance coverage are met. The pre-issue liability applies only once on any given life no matter how many receipts were issued or initial premiums were accepted by the Ceding Company. After a policy is issued, no reinsurance benefits are payable under this pre-issue coverage provision. The Reinsurer’s liability under the Ceding Company’s conditional receipt or temporary insurance agreement is limited to the lesser of i. or ii. below:

i.	The Automatic Binding Limits in Schedule B – Reinsurance Limits.

ii.	The amount for which the Ceding Company is liable less its retention, less any amount of reinsurance with other reinsurers.

[page break]

Article II

Facultative Submission

A.	The Ceding Company may submit, on a facultative basis, life insurance risks for plans and eligible policies as set forth in Schedule A – Accepted Coverages, if the requirements for automatic reinsurance are not met, or if the requirements for automatic reinsurance are met but it prefers to apply for facultative reinsurance.

B.	A facultative application shall be made that is in substantial accord with Schedule C – Facultative Submission Form, and shall be accompanied by copies of all the Ceding Company’s pertinent papers relating to the insurability of the risk. The Reinsurer shall give immediate consideration to a facultative application and notify the Ceding Company as soon as possible in writing (via mail, fax, or e-mail) of its underwriting offers.

C.	The Reinsurer shall have no liability on a facultative submission by the Ceding Company until an offer to reinsure has been made by the Reinsurer and accepted in writing (via mail, fax, or e-mail) by the Ceding Company. The Reinsurer’s offer shall expire at the end of from the date of the Reinsurer’s offer unless an earlier date is specified in the offer, or the date specified in the Reinsurer’s approval to extend their offer, or the date the Reinsurer receives notice from the Ceding Company of the withdrawal of their application, whichever comes first.

D.	The liability of the Reinsurer for reinsurance ceded facultatively shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of Article III – Basis of Reinsurance.

[page break]

Article III

Basis of Reinsurance

A.	Life insurance shall be reinsured on a .

B.	For the purpose of this Agreement, except as noted below, the net amount at risk shall be calculated as .

C.	The amount at risk may be determined using actual cash values, account values, tabular values, or by other methods agreeable to the Ceding Company and the Reinsurer. Schedule D – Special Net Risk Calculations defines special methods for calculating the net amount at risk different from B of this Article.

[page break]

Article IV

Premiums, Payments and Reports

A.	Reinsurance premiums shall be paid annually in advance on a policy year basis for each reinsured policy. Such payment for policies with anniversaries in any calendar month shall accompany the monthly statement as provided in this Article. Premiums shall be calculated by applying the premium rates per thousand to the net amount at risk as described in Article III – Basis of Reinsurance. The premium rates per thousand are those specified in Schedule E – Reinsurance Premium Rates. The rates in Schedule E – Reinsurance Premium Rates, shall apply to both automatic and facultative reinsurance.

B.	The reinsurance premiums .

C.	At the end of each reporting period the Ceding Company shall prepare and send to the Reinsurer a statement, in substantial accord with Schedule F – Reinsurance Reports, reporting reinsurance premiums due on each new risk and for renewals of policies whose anniversary date falls within the reporting period. Any premium adjustments and refunds due because of terminations, reinstatements, reissues and other changes during the reporting period shall also be listed. The reporting period is stated in Schedule F – Reinsurance Reports. New reinsurance shall be reported on the report next following the time that the reinsured policy has been reported as delivered and paid for.

D.	The statement shall be furnished to the Reinsurer within after the end of each reporting period and shall be accompanied by payment of any net amount due the Reinsurer as shown on the statement. If any reinsurance premium is not paid within the allotted time, the Reinsurer has the right to terminate its liability on the reinsurance risks on the statement by giving written notice to the Ceding Company. At the close of the period following the notice, the Reinsurer’s liability shall terminate for the aforementioned risks. Regardless of these terminations, the Ceding Company shall be liable to the Reinsurer for all unpaid reinsurance premiums earned by them.

E.	Terminated risks may be reinstated within after the effective date of termination by paying in full all of the unpaid reinsurance premiums for the risks inforce prior to the termination. The Reinsurer shall not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement shall be the date on which the Reinsurer receives all required back premiums.

[page break]

Article IV

Premiums, Payments and Reports

(continued)

F.	Late payments shall be subject to a reasonable late payment charge to be determined by the Reinsurer.

G.	The Ceding Company or the Reinsurer may exercise at any time the right to offset any debts or credits, liquidated or unliquidated, whether on account of premiums or otherwise, due from either party and their affiliates to the other under this Agreement.

[page break]

Article V

Expenses

The Ceding Company shall pay the expenses of all medical examinations, inspection fees, and other charges incurred in connection with the issuance of the insurance.

[page break]

Article VI

Premium Taxes

The Reinsurer shall not reimburse the Ceding Company for any premium taxes.

[page break]

Article VII

DAC Tax Election

The Ceding Company and the Reinsurer make an election pursuant to Treasury Regulation Section 1.848-2 (g) (8) of the Income Tax Regulations issued December, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended, and agree to the terms stipulated in Schedule H – DAC Tax Schedule.

[page break]

Article VIII

Experience Refunds

Reinsurance under this agreement shall not be eligible for an experience refund.

[page break]

Article IX

Policy Changes

A.	The Ceding Company shall notify the Reinsurer of all policy terminations and changes that affect the reinsurance. Unearned reinsurance premiums on such terminations or changes shall be refunded.

B.	If any portion of the Ceding Company’s insurance risk is terminated, the reinsurance shall be reduced by a proportionate amount. If there are other reinsurers, each one shall share in the reduction according to its proportion of the total reinsurance.

C.	If a policy reinsured under this Agreement lapses to extended term or paid-up insurance, the Reinsurer shall share in an adjustment in the amount of reinsurance on the policy in the same proportion as the reinsurance amount had to the insurance amount immediately prior to the policy lapsing.

D.	If a portion of the insurance issued by the Ceding Company on a life reinsured hereunder is terminated, reinsurance on that life hereunder shall be reduced so as to restore, as far as possible, the retention level of the reinsured on the risk, provided, however, that the reinsured shall not assume on any policy being adjusted as provided in this Article an amount of insurance in excess of the greater of (1) its retention limit at the time of issue of that policy, and (2) the retention limit of that policy as already adjusted by the provisions of Article X – Increase in Retention. The reduction in reinsurance shall first be applied to the reinsurance, if any, of the specific policy under which insurance terminated. The reinsurance of the Reinsurer shall be reduced by an amount which is in the same proportion of the amount of reduction so applied as the reinsurance of the Reinsurer bore to the total reinsurance of the policy. The balance, if any, of the reduction shall be applied to reinsurance of other policies on the life, the further reduction, if any, in the reinsurance of the Reinsurer again being determined on a proportional basis and shall be applied to policies in chronological order according to original policy dates.

E.	Reinsurance shall be terminated on any policy where the net amount at risk reinsured is less than $1, rounded to the nearest dollar.

Reinsurance shall be reinstated automatically if the original insurance is reinstated according to the policy provisions and rules of the Ceding Company. The Ceding Company shall pay all back reinsurance premiums to the Reinsurer in the same manner as it received reinsurance premiums under the reinstated policy.

Article IX

Policy Changes

(continued)

            .

G.	Unearned reinsurance premiums on terminations or changes shall be refunded to the Ceding Company. The premium payable to the Reinsurer or premium refunds due to the Ceding Company shall be based on the exact number of days of effective insurance coverage upon termination or other change.

H.	If the policy continues inforce without payment of premium during any days of grace pending its surrender, whether such continuance be as a result of a policy provision or a practice of the Ceding Company, the reinsurance will also continue without payment of premium and will terminate on the same date as the Ceding Company’s risk terminates.

[page break]

Article X

Increase in Retention

A.	The Ceding Company may increase its limit of retention and may elect, subject to the provisions of this Article, to continue the reinsurance inforce under this Agreement without change, or to reduce all eligible reinsurance inforce under this Agreement as set forth below. The increased limit of retention shall be effective with respect to reinsurance which is placed in effect on or after the effective date of the increase subsequent to the Ceding Company providing written notice to the Reinsurer of such increase and of its election to either continue or reduce reinsurance on inforce business.

B.	No business will be eligible for reduction under this Article unless the Ceding Company kept its maximum retention as set forth in the retention schedule in effect at the time the insurance was issued. The amounts recaptured shall be sufficient to increase the Ceding Company’s retention to the new limits. If there are other reinsurers, the reduction on each risk shall be divided according to each reinsurer’s portion of the total reinsurance on the risk. If the reinsurance is reduced on any risk, similar reductions shall be made on all risks eligible for recapture. The effective date of the reduction in reinsurance on a policy eligible for such reduction shall be the latter of the first policy anniversary following the notice to recapture and the .

The retention limits of the Ceding Company as of the effective date of this Agreement are shown in Schedule I – Retention Limits.

[page break]

Article XI

Termination of Agreement with Respect to New Reinsurance

A.	This Agreement may be terminated with respect to new reinsurance by either party giving written notice to the other at least prior to the date such termination shall become effective, except as specified in Article IV – Premiums, Payments and Reports, and Article IX – Policy Changes.

B.	The termination shall become effective on the date specified in the written notice, but not less than after written notice is given.

C.	The Ceding Company shall continue to submit, and the Reinsurer shall continue to accept business under the provisions of this Agreement, during the period between the date of written notice and the effective date of termination.

D.	The provisions of this Agreement shall continue to apply after the effective date of termination to all reinsurance that is inforce under this Agreement on the effective date of termination.

E.	Either party may terminate this Agreement immediately for the acceptance of new reinsurance if the other party materially breaches this Agreement.

F.

[page break]

Article XII

Claims

A.	If there is a claim for benefits on a reinsured risk, hereunder, the Ceding Company will send to the Reinsurer copies of the proofs of claim, and any other information the Ceding Company may possess pertinent to the claim that the Reinsurer may request.

B.	The Reinsurer upon receipt of the claim papers shall make payment in settlement of the reinsurance under a claim approved and paid by the Ceding Company for a reinsured risk hereunder. The settlement made by the Ceding Company shall be unconditionally binding upon the Reinsurer whether or not the claim payment is made under the strict policy conditions or compromised for a lesser amount.

C.	If a claim is contestable and any reinsurer’s share is greater than $500,000, the Reinsurer shall be consulted before admission or acknowledgement of the liability is made by the Ceding Company. However, such consultation shall not impair the Ceding Company’s freedom to determine the proper action on the claim and the settlement made by the Ceding Company shall still be unconditionally binding on the Reinsurer except that the Reinsurer may decline to be party to the contest, compromise, or litigation involved on a claim, in which case it shall pay the full amount of its share of the claim to the Ceding Company. In such case, the Reinsurer shall not share in any expense involved in such contest, compromise, or litigation, nor in any reduction in claim resulting therefrom.

            .

D.	The Reinsurer shall share in the expense of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with the Reinsurer bears to the total net amount at risk of the Ceding Company under all policies on that life being contested or compromised by the Ceding Company and shall share in the total amount of any reduction in liability in the same proportion. Routine expenses incurred in the normal settlement of uncontested claim, compensation of salaried officers and employees of the Ceding Company and any possible extra-contractual damages shall not be considered claim expenses.

E.	In the event of an increase or reduction in the amount of the Ceding Company’s insurance on any policy reinsured hereunder because of a misstatement of age or sex being established after the death of the insured, the Ceding Company and the Reinsurer shall share in such increase or reduction in proportion to their respective amounts at risk under such policy.

F.	The Reinsurer shall reimburse the Ceding Company for its proportionate share of any interest paid on claims by the Ceding Company for the period preceding the Reinsurer’s payment of its share of the claim. Interest shall be calculated from the date of death to the date of remittance to the beneficiary, or if the claim proceeds go under settlement option, from the date of death to the date of the Reinsurer’s remittance to the Ceding Company. Adjustment to reinsurance premiums in such case will be made without interest.

G.	On claims paid by the Reinsurer, if the period of time between when the Ceding Company requests claim payment and the time the Reinsurer reimburses the Ceding Company exceeds , the Ceding Company reserves the right to charge interest. Interest will be calculated beginning after receipt of all pertinent claim information at the current Treasury Bill rate. The Reinsurer shall provide the pertinent claim information request in writing to the Ceding Company.

H.

[page break]

Article XIII

Inspection of Records

Upon reasonable notice, and at all reasonable times, the Reinsurer and the Ceding Company each shall have the right to inspect and audit, at the offices of the other, all records and procedures relating to reinsurance under this Agreement.

[page break]

Article XIV

Errors and Omissions

            .

[page break]

Article XV

Insolvency

A.	In the event of insolvency of the Ceding Company, the Reinsurer’s liability for claims shall continue to be in accordance with the terms of this Agreement. Payment of reinsurance claims shall be made directly to the liquidator, receiver or statutory successor of the Ceding Company without diminution because of the insolvency of the Ceding Company.

B.	In the event of insolvency of the Ceding Company, the liquidator, receiver or statutory successor shall give the Reinsurer written notice of any pending claim and the Reinsurer may, at its own expense, investigate the claim and interpose any defense which it deems available to the Ceding Company or its liquidator, receiver or statutory successor. If the Ceding Company benefits from the defense undertaken by the Reinsurer, an equitable share of the expenses incurred by the Reinsurer shall be chargeable to the Ceding Company as a part of the expense of liquidation.

C.	. For the purpose of this Agreement, the Reinsurer shall be considered insolvent when it:

1.	Applies for or consents to the appointment of a receiver, trustee, or liquidator of its properties or assets; or

2.	Makes an assignment for the benefit of its creditors; or

3.	Is adjudicated as bankrupt or insolvent; or

4.	Files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors, or takes advantage of any bankruptcy, dissolution, liquidation, or similar law or statute; or

5.	Becomes the subject of an order to rehabilitate or to liquidate as defined by the insurance code of the jurisdiction of domicile of the Reinsurer.

D.	.

[page break]

Article XVI

Waivers and Amendments

Any term or condition of this Agreement may be waived at any time by the party that is entitled to its benefit. Such a waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other term or condition on a future occasion. The waiver of any party of any breach of any provision of this Agreement or the failure of either party at any time to enforce any right or remedy available to it under this Agreement, with respect to any breach or failure by the party, shall not be considered to be a waiver of such right or remedy with respect to any other prior, concurrent or subsequent breach or failure. This Agreement may be modified or amended only by a writing duly executed by the party to be bound.

[page break]

Article XVII

Severability

If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the parties under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by illegal, invalid or unenforceable provisions or by its severance from this Agreement.

[page break]

Article XVIII

Notice

Any notice and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when (i) mailed by United States registered or certified mail, return receipt requested, or mailed by overnight express mail, (ii) sent by facsimile transmission, followed by confirmation mailed by first class mail or overnight express mail, or (iii) delivered in person to the parties at the following addresses:

If to the Ceding Company:

MML Bay State Life Insurance Company

140 Garden Street

Hartford, CT 06154

Attention: Reinsurance Officer

C.M. Life Insurance Company

140 Garden Street

Hartford, CT 06154

Attention: Reinsurance Officer

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111

Attention: Reinsurance Officer

If to the Reinsurer:

Business Men’s Assurance Company of America

P.O. Box 419076

Kansas City, Kansas 64141-6076

Attention: Reinsurance Officer

Either party may change the names or addresses where notice is given by providing notice to the other party of such change in accordance with this Section.

[page break]

Article XIX

Arbitration

A.	To initiate arbitration, either party shall notify the other party by Certified Mail of its desire to arbitrate, stating the nature of the dispute and the remedy sought. The party to which the notice is sent shall respond to the notification in writing within of its receipt.

B.	Any interpretation of this Agreement shall be based on business practices and equity rather than strict law.

C.	Disagreements between the Ceding Company and the Reinsurer shall be submitted to three arbitrators who must be officers of other life insurance companies. The Reinsurer and the Ceding Company shall each appoint one arbitrator and the third shall be selected by these two arbitrators. In the event that either contracting company should fail to choose an arbitrator within after the other contracting company has given notice of its arbitrator appointment, that contracting company may choose two arbitrators who shall, in turn, choose a third arbitrator before entering arbitration. .

D.	.

[page break]

Article XX

Governing Law

This Agreement will be governed by and construed in accordance with the laws of Massachusetts.

[page break]

Article XXI

Headings

The headings to this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement.

[page break]

Article XXII

Parties to Agreement

This Agreement is for indemnity reinsurance solely between the Ceding Company and the Reinsurer. The acceptance of reinsurance under this Agreement shall not create any right or legal relation whatever between the Reinsurer and the insured or any other party.

[page break]

Article XXIII

Agreement

This Agreement represents the entire contract between the Ceding Company and the Reinsurer and supersedes any prior oral or written agreements with respect to its subject.

[page break]

Schedule A - Accepted Coverages

Issuing Companies: Policies issued by the MML Bay State Life Insurance Company of Hartford, Connecticut, C.M. Life Insurance Company of Hartford, Connecticut, or Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts, may be reinsured under this Agreement.

Type of Business:             .

Plans of Insurance:             .

Eligible Policies:             .

Recapture:             .

[page break]

Schedule B - Reinsurance Limits

Basis of Reinsurance: The Reinsurer shall participate in a              insured for eligible plans.             .

Jumbo Limit:             .

Automatic Binding Limit:             .

Automatic Issue Limit:             .

Automatic Age Limit: Automatic coverage for             .

[page break]

Schedule C - Facultative Submission Form

MassMutual	Application for
The Blue Chip Company	Facultative Reinsurance

Massachusetts Mutual Life Insurance Company

Springfield, MA 01111-0001

To:
First Insured’s Name	Birthdate	Age	Assigned Number
Second Insured’s Name	Birthdate	Age	Assigned Number

Life	MIB Codes to be Reported

Previous MassMutual insurance inforce

Inforce we retain with the parent or affiliate

New insurance now applied for

Of which we will retain	Is an application for reinsurance being submitted elsewhere? Yes No

Reinsurance applied for	Insp required
Yes No

The MIB pre-notification form has been given to this applicant and the proper authorization has been signed

UNDERWRITING DATA

1.	Insured #1	Insured # 2		Insured #1	Insured # 2

Application			MVR

Non-Medical			Financial Report

Medical Exam			Cover Letter

ECG			APS

X-ray			APS

Lab Report			APS

Specimen			APS

Inspection			APS

2. Reason for Submission:		Amount	Health	Rating Review

3. Comments:

4. This transmission contains              pages.

Signature & Title	Date

Other

[page break]

Schedule D - Special Net Risk Calculations

1.	For the plans that are level term for twenty (20) years or less, or reducing term plans for any period of years, the net amount at risk shall be .

2.	For the Ceding Company’s Universal Life type and Variable Life type plans, the net amount of risk (as appropriately calculated) shall be .

3.	For the Ceding Company’s Enhanced Whole Life plan, the face amount reinsured shall be the .

4.	The methods of calculating the net amount at risk described above may not be appropriate under a given plan of insurance. In such cases, the net amount at risk will be a method that is mutually agreeable to both parties.

[page break]

Schedule E - Reinsurance Premium Rates

Premiums for Standard Risks (Currency – U.S. Dollars)

            . The premium rates per thousand of reinsurance amount at risk for              shall be the following percentages times the attached MassMutual’s Modified 1975-80 Basic Table Extended to Age 110 for males and females, as appropriate             :

[table deleted]

The premium shall be the rate per thousand times the reinsurance net amount at risk.

Premium Rates for Table Rated Risks

For life insurance on a risk classified as substandard which is assigned a table rating, the reinsurance premium rates per thousand shall be the premium rates specified above in Premiums for Standard Risks increased by 25% per table. (For example, the premium rate for a Table 4, or D, risk would be 200% of the standard premium rate).

Premium Rates for Risks with Flat Extras

For a risk assigned a flat extra premium, the reinsurance premium rates per thousand shall be the premium rates specified above in Premiums for Standard Risks increased by the following percentages of the flat extra premiums applicable to the initial face amount reinsured:

(1)	;

(2)	.

Policy Fees:

No policy fees shall be paid under this Agreement.

[page break]

MassMutual’s Modified 1975-80 Basic Table Extended to Age 110

MALE

Issue Age 41 - 80, Policy Years 1-20

[table deleted]

[page break]

MassMutual’s Modified 1975-80 Basic Table Extended to Age 110

FEMALE

Issue Age 41 - 80, Policy Years 1-20

[table deleted]

[page break]

MassMutual’s Modified 1975-80 Basic Table Extended to Age 110

FEMALE

Issue Age 81 - 90, Policy Years 1-20

[table deleted]

[page break]

Schedule F - Reinsurance Reports

Reinsurance shall be self-administered by the Ceding Company. The Ceding Company shall maintain up-to-date records on business under the Agreement for reporting new issues, renewals, deaths, lapses and other adjustments on each reinsured policy or rider and shall provide reports to the Reinsurer subsequent to the close of each reporting period. The reporting period shall be quarterly. The reports shall consist of sufficient detail for the Reinsurer to determine its amount of risk on reinsured policies and riders and to verify reinsurance premiums. Reports provided shall be the following:

Bordereau Detail Reports:

New business and change reports shall be provided to the Reinsurer on a bordereau basis and include the following items:

Policy Number	Joint Life Information
Name of the Insured	Policy Face Amount
Sex	Reinsurance Amount(s) Issued
Date of Birth	Retained Amount
Issue Age	Reinsurance Net Amount at Risk
Policy Date	Death Benefit Option
Policy Year	Reinsurance Premiums (First Year-End Renewal)
Policy Duration	Reinsurance Commission or Allowances
Transaction Type*	Policy Fee
Transaction Effective Date	Premium Taxes Reimbursed
Table Rating	Cash Values Reimbursed
Flat Extra Amount and Duration	Dividends Reimbursed
Plan Name or Code	Net Amount due the Reinsurer or the Ceding Company
Underwriting Classification

*	Transaction codes may be used to identify policy activity affecting reinsurance including new reinsurance issued, continuation of coverage, and policy movements or changes such as:

Not Takens	Decrease in Amount
Surrender	Cancellation of Reinsurance
Lapse	Recapture
Reinstatement	Death
Conversion	Expiration
Exchange	Other Changes
Increase in Amount

Separate listings shall be provided for new issues, renewals, terminations, and other adjustments.

[page break]

Schedule F - Reinsurance Reports

(continued)

Summary Reports

Summary reports shall be provided to the Reinsurer, which include appropriate subtotals and totals of premiums, commissions and allowances, and premium tax by reporting category and in total. Policy exhibit summaries shall also be provided to the Reinsurer showing the reinsured amounts at the beginning of the reporting period, any increases, decreases and terminations during the reporting period, and the reinsured amounts at the end of the reporting period.

Electronic Reporting

The Reinsurer may request receipt of reinsurance data from the Ceding Company via an electronic medium (magnetic tape, magnetic disk, or electronic data interchange) as shall be available to the Ceding Company. Monthly transaction data and quarterly inforce data is currently available on magnetic tape cartridges.

Note:	The detail and summary reports and the electronic forms will be in either the standard TAI Reinsurance format or a modified TAI Reinsurance format. These formats shall be made available to the Reinsurer. Any changes to the format shall be communicated to the Reinsurer.

[page break]

Schedule G - Underwriting Guidelines

[page break]

Schedule H - DAC Tax Schedule

Treasury Regulation Section 1.848-2 (g) (8) Election. The Ceding Company and the Reinsurer hereby agree to the following pursuant to Treasury Regulation Section 1.848-2 (g) (8) of the Income Tax Regulations issued December, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective as of the execution date of the treaty and for all subsequent taxable years for which this Agreement remains in effect.

1.	The term “party” shall refer to either the Ceding Company or the Reinsurer as appropriate.

2.	The terms used in this Article are defined by reference to Treasury Regulation Section 1.848-2 in effect December 1992.

3.	The party with the net positive consideration (or gross premiums and other considerations as applicable) for this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions’ limitation of Section 848 (c) (2) of the Internal Revenue Code of 1986, as amended.

4.	Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

5.	The Ceding Company shall submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations shall be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company shall report such net consideration in its tax return for the preceding calendar year.

6.	The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within thirty (30) days of the Reinsurer’s receipt of the Ceding Company’s calculation. If the Reinsurer does not so notify the Ceding Company, the Reinsurer shall report the net consideration as determined by the Ceding Company in the Reinsurer’s tax return for the previous calendar year.

7.	If the Reinsurer contests the Ceding Company’s calculation of the net consideration, the parties shall act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If the Ceding Company and the Reinsurer reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

8.	The parties shall list the Agreement on the DAC Tax Schedule of their Federal Income Tax Return for the year in which the Agreement becomes effective, thereby specifying that the joint election herein has been made for the Reinsurance Agreement of which this Schedule is a part.

[page break]

Schedule I: Retention Limits

[table deleted]

AMENDMENT to

REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

GENERALI USA LIFE REASSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

As of the effective date of the Agreements listed in the attached Exhibit, the following will be added to Schedule A: Accepted Coverages:

            .

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	9/10/09
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	9/10/09
Peter G. Ferris
Second Vice President & Actuary

[page break]

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	9/10/09
Peter G. Ferris
Second Vice President & Actuary

GENERALI USA LIFE REASSURANCE COMPANY

By:	/s/ Nancy Pike	Date:	9/4/09

Print name:	Nancy Pike

Title:	Asst Registrar

GENERALI USA LIFE REASSURANCE COMPANY

By:	/s/ David A. Gates	Date:	9/4/09

Print name:	David A. Gates

Title	SVP

[page break]

EXHIBIT

Effective Date of Agreement	Coverage

May 1, 2001	Variable Universal Life II (Strategic Life 14 added 6/1/02)

November 1, 2005	Universal Life Guard (UL Guard II added 11/23/07)

November 1, 2005	Survivorship Universal Life Guard

AMENDMENT to

All YRT Quota Share Treaties

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(the “Ceding Company” sometimes known as the “Reinsured”)

and

BUSINESS MEN’S ASSURANCE COMPANY OF AMERICA

(the “Reinsurer”)

As of effective date of the Agreement, the Ceding Company and the Reinsurer agree to amend the above-referenced Agreements as follows:

[page break]

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Witness:	/s/ Delmer F. Borah IV
	Peter G. Ferris		Delmer F. Borah, IV
	Second Vice President and Actuary		Second Vice President & Actuary

Date:	11/13/01	Date:	11/13/01

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ Delmer F. Borah IV
	Ed Jalowski		Delmer F. Borah, IV
	Second Vice President and Actuary		Second Vice President & Actuary

Date:	11/13/01	Date:	11/13/01

C.M. LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ Delmer F. Borah IV
	Ed Jalowski		Delmer F. Borah, IV
	Second Vice President and Actuary		Second Vice President & Actuary

Date:	11/13/01	Date:	11/13/01

BUSINESS MEN’S ASSURANCE COMPANY OF AMERICA

By:	/s/ (signature not legible)	Witness:	/s/ (signature not legible)

Title:	Senior Vice President	Title:	Vice President

Date:	10/26/01	Date:	10/26/01

AMENDMENT to

ALL REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(the “Ceding Company” sometimes known as the “Reinsured”)

and

BUSINESS MEN’S ASSURANCE COMPANY OF AMERICA

(the “Reinsurer”)

The Ceding Company (including “any” or “all” of the three (3) entities listed above) and the Reinsurer agree that effective July 1, 2001, the above-referenced Agreement(s) is (are) amended by adding a new provision as follows:

Gramm-Leach-Bliley Privacy Requirements

The Ceding Company and Reinsurer are “financial institutions” as that term is used in Title V of the Gramm-Leach-Bliley Act. The Parties may, from time to time, come into possession of “non-public personal information” as defined in Title V of the Gramm-Leach-Bliley Act. The “non-public personal information” may be transmitted by either the Ceding Company or Reinsurer to the other in accordance with the transmitting party’s then current privacy policy and practices, in order to allow the other party to perform pursuant to this Agreement. During the continuation of this Agreement and after its termination, the Ceding Company or Reinsurer shall at all times use reasonable care to maintain the confidentiality of the “non-public personal information” and shall not make any use of the “non-public personal information” beyond the purpose for which it was disclosed. The Ceding Company and Reinsurer agree that they will not transfer information to a third party, except as provided in this Agreement and as permitted by Title V of the Gramm-Leach-Bliley Act, such permission including, but not limited to, disclosure of Information if required by applicable federal, state or local legal requirement, order of a court of competent jurisdiction, properly authorized civil, criminal or regulatory investigation, or subpoena by federal, state or local authorities. The Ceding Company and Reinsurer agree that the Reinsurer may need to transfer “non-public personal information” to third party reinsurers for the purpose of obtaining reinsurance on risks subject to this Agreement. The Reinsurer will obtain agreements from any such third party reinsurers that require the third party reinsurers to use reasonable care to maintain the confidentiality of the “non-public personal information”.

[page break]

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Witness:	/s/ Delmer F. Borah IV
	Peter G. Ferris		Delmer F. Borah, IV
	Second Vice President and Actuary		Second Vice President & Actuary

Date:	6/27/02	Date:	6/27/02

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ Delmer F. Borah IV
	Ed Jalowski		Delmer F. Borah, IV
	Second Vice President and Actuary		Second Vice President & Actuary

Date:	7/2/02	Date:	7/2/02

C.M. LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ Delmer F. Borah IV
	Ed Jalowski		Delmer F. Borah, IV
	Second Vice President and Actuary		Second Vice President & Actuary

Date:	7/2/02	Date:	7/2/02

BUSINESS MEN’S ASSURANCE COMPANY OF AMERICA

By:	/s/ (signature not legible)	Witness:	/s/ (signature not legible)

Title:	Senior Vice President	Title:	Vice President

Date:	6/5/02	Date:	6/5/02

AMENDMENT

to the

AUTOMATIC YRT REINSURANCE AGREEMENT

(VULII)

Effective: 5/1/01

between

MML BAY STATE LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

(hereinafter called the “Ceding Company”)

AND

BUSINESS MEN’S ASSURANCE COMPANY OF AMERICA

(hereinafter called the “Reinsurer”)

Effective June 1, 2002, the following sections of Schedule A are revised as follows:

Plans of Insurance:             .

Eligible Policies:             .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

[page break]

In witness whereof, this Agreement is hereby executed in good faith by both parties in duplicate:

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ Delmer F. Borah IV
	Ed Jalowski		Delmer F. Borah, IV
	Second Vice President & Actuary		Second Vice President & Actuary

Date:	7/2/02	Date:	7/2/02

C.M. LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ Delmer F. Borah IV
	Ed Jalowski		Delmer F. Borah, IV
	Second Vice President & Actuary		Second Vice President & Actuary

Date:	7/2/02	Date:	7/2/02

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Witness:	/s/ Delmer F. Borah IV
	Peter G. Ferris		Delmer F. Borah, IV
	Second Vice President & Actuary		Second Vice President & Actuary

Date:	7/15/02	Date:	7/15/02

BUSINESS MEN’S ASSURANCE COMPANY OF AMERICA

By:	/s/ (Signature not legible)	Witness:	/s/ (Signature not legible)

Title:	Vice President - Admin	Title:	Vice President – Reins Actuary

Date:	6/21/02	Date:	6/21/02

NOVATION AGREEMENT

This Novation Agreement (the “Agreement”), dated October 9, 2003 and effective as of the Effective Time (as define below), is entered into by and amount Business Men’s Assurance Company of America, an insurance company organized under the laws of Missouri (“BMA”), Generali USA Life Reassurance Company, an insurance company organized under the laws of Michigan (the “Assignee”), the Massachusetts Mutual Life Insurance Company (the “Consenter”).

W I T N E S S E T H

WHEREAS, BMA and Liberty Life Insurance Company (“Liberty”), have entered into a purchase agreement pursuant to which as of May 1, 2003, (the “Closing”), the Assignee entered into an assumption reinsurance and coinsurance agreement providing that Assignee will assume on a 100 percent coinsurance basis, pending assumption by Assignee on a novation basis of, all of BMA’s rights, duties, risks, obligations and liabilities under the reinsurance treaties with BMA, as reinsurer or retrocessionaire, that (i) provide for BMA to cede or assume reinsurance of life and/or health risks and (ii) are still in force or still have reinsurance obligations outstanding;

WHEREAS, BMA and the Consentor are parties to a reinsurance treaty or reinsurance treaties as more particularly described in Schedule A attached hereto and forming part hereof (such treaty or treaties being hereinafter referred to as the “Treaty”);

WHEREAS, this Agreement will be effective (the “Effective Time”) as of 12:00 a.m. Central Time on the date of execution by the final party; and

WHEREAS, the Consentor is willing to consent to such substitution;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

Section 1. Assignment, Assumption and Novation.

(a) Notwithstanding any provision in the Treaty to the contrary (including those relating to the assignability of the Treaty or the giving of notice), all of which are hereby expressly waived by BMA and the Consentor, effective as of the Effective Time and without further formality, BMA hereby sells, transfers and assigns to the Assignee all of BMA’s rights, duties, risks, obligations and liabilities under the Treaty with respect to all rights, duties, risks, obligations and liabilities existing or hereinafter arising under the Treaty (the “Reinsurance Liabilities”).

(b) Effective as of the Effective Time, the Assignee agrees to assume, and shall observe and perform, all of BMA’s rights, duties, risks, obligations and liabilities under the Treaty with respect to the Reinsurance Liabilities.

(c) Effective as of the Effective Time, the Consentor hereby consents to the assignment of the Treaty to the Assignee and, in consideration of the Assignee’s assumption of BMA’s rights, duties, risks, obligations and liabilities under the Treaty with respect to the Reinsurance Liabilities, agrees that upon such assignment BMA shall thereby be release and forever discharged from any such duties, obligations and liabilities under the Treaty.

(d) In consideration of the Consentor’s consent to the assignment of the Treaty to the Assignee, the Assignee shall be substituted for BMA in each Treaty and agrees that the Consentor shall be entitled to enforce the Treaty with respect to the Reinsurance Liabilities directly against the Assignee and shall have a direct right of action against the Assignee in respect of such duties, obligations and liabilities as if the Assignee had executed and delivered the Treaty instead of BMA.

Section 2. Further Assurances. On and after the date hereof, BMA, the Assignee and the Consentor shall take all reasonable action and execute any additional documents, instruments or conveyances of any kind which may be reasonably necessary to carry out any of the provisions of this Agreement.

Section 3. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns as permitted herein.

Section 4. No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, their successors and permitted assigns, a legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 5. Execution in Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 6. Amendments; Entire Agreement. This Agreement may not be amended, altered, waived or changed in any manner without the prior written agreement of the parties. This Agreement supersedes all prior discussions and written and oral agreements and constitutes the sole and entire agreement between the parties with respect to the subject matter hereof.

[page break]

Section 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws applicable to the Treaty.

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed on its behalf as of the date first above written.

BUSINESS MEN’S ASSURANCE COMPANY OF AMERICA

By:	/s/ David A. Gates

Name:	David A. Gates

Title:	Authorized Person

GENERALI USA LIFE REASSURANCE COMPANY

By:	/s/ William M. Crouch

Name:	William M. Crouch

Title:	Authorized Person

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter Ferris 10/10/2003

Name:	Peter Ferris

Title:	2nd VP and Actuary

[page break]

Schedule A

Life Reinsurance Inforce

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

BMA’s Internal Life Block of Business Code	Policy Count*	Net Amount at Risk*

[table deleted]

Inforce Counts and Amounts

AMENDMENT to

ALL OPEN BLOCK QUOTA SHARE REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(the “Ceding Company” sometimes known as the “Reinsured”)

and

GENERALI USA LIFE REASSURANCE COMPANY

(the “Reinsurer”)

Effective March 19, 2004, the Ceding Company and the Reinsurer agree to amend the above-referenced Agreement(s) to include the following language:

AUTO-BIND LIMIT

The Auto Bind Limit will now be             .

JUMBO LIMIT

The Jumbo Limit will now be             .

Where the Jumbo Limit is defined inforce and applied for, and applications are signed by the policyholder.

            .

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/14/04
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Date:	5/20/04
Ed Jalowski
Second Vice President & Actuary

[page break]

C.M. LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Date:	5/20/04
Ed Jalowski
Second Vice President & Actuary

GENERALI USA LIFE REASSURANCE COMPANY

By:	/s/ David A. Gates	Date:	4/2/04

Title	SVP

AMENDMENT to

ALL REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, and/or

MML BAY STATE LIFE INSURANCE COMPANY, and/or

CM LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company,” sometimes known as the “Reinsured”)

and

GENERALI USA LIFE REASSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

Effective September 1, 2006, the Amendment effective date, the Ceding Company and the Reinsurer hereby amend all of the reinsurance agreements as documented in the attached Exhibit I – Affected Reinsurance Agreements, so that the process of reviewing all new contestable claims received on or after this date between the Ceding Company and the Reinsurer shall be as follows, and shall replace only such contestable claims terms/procedures in each Agreement that conflict(s) with the contestable claims terms/procedures below. In order to avoid any doubt, it is expressly agreed that in no event shall the Reinsurer participate in extra-contractual damages, such as punitive or compensatory damages, awarded against the Ceding Company as the result of an act, omission, or course of conduct committed by the Ceding Company in connection with the reinsurance under this Agreement, except that the Reinsurer will be responsible in the event that its actions cause harm to the Ceding Company.             .

Amended Contestable Claims Procedure

The Ceding Company shall send to the Reinsurer all of the documentation for claims occurring during the contestable period of a policy and claims that are contested as required in the underlying Agreement, by any of the following means: facsimile, encrypted secure email, or express mail. If the Ceding Company sends the documentation via secure email, it shall submit said information for each claim directly to the Reinsurer via a “list of claims personnel”1 that is provided by the Reinsurer. The Reinsurer has complete responsibility for the Reinsurer’s review of each claim and will make a concerted effort to communicate its decision for each claim in writing (email is acceptable) to the Ceding Company within              from the day the final documentation was received by the Reinsurer. If the Reinsurer does not communicate its decision in writing (email is acceptable) to the Ceding Company regarding whether to contest or pay the claim during the five-day period, the Ceding Company shall proceed to settle, contest or deny the claim as allowed in the underlying Agreement without requiring further input from the Reinsurer. The Ceding Company may take into consideration any other reinsurer’s decision regarding the claim that was communicated to the Ceding Company within the timeframe specified, but in any case only the Ceding Company will determine the proper action on the claim and the decision, which will be made exclusively by the Ceding Company, shall be binding on the Reinsurer and all other reinsurers affected by the claim.

The Reinsurer shall share in the claim expenses of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with the Reinsurer bears to the total net amount at risk of the Ceding Company under all policies on that life being contested or compromised by the Ceding Company and shall share in the total amount of any reduction in liability in the same proportion. For example, litigation expenses related to the contestable claim are considered claim expenses. Routine expenses incurred in the normal settlement of uncontested claims, compensation of salaried officers and employees of the Ceding Company and any possible extra-contractual damages shall not be considered claim expenses.

Alternatively, the Reinsurer may decline to be a party to the contest, compromise, or litigation involved on a claim, in which case it shall pay the full amount of its share of the claim to the Ceding Company. The Reinsurer must make a concerted effort to convey this decision in writing (email is acceptable) within              from the day in which the documentation was received by the Reinsurer. In such case, the Reinsurer shall not share in any claim expenses involved in such contest, compromise or litigation, or in any reduction in claim amount resulting therefrom.

[1]	.

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	9/12/06
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	9/12/06
Peter G. Ferris
Second Vice President & Actuary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	9/12/06
Peter G. Ferris
Second Vice President & Actuary

GENERALI USA LIFE REASSURANCE COMPANY

By:	/s/ David A. Gates	Date:	9/1/06

Print name:	David A. Gates

Title:

[page break]

EXHIBIT I: AFFECTED REINSURANCE AGREEMENTS

Effective Date	Type	Product

11/1/2005	Auto YRT QS	Survivorship Universal Life Guard

11/1/2005	Auto YRT QS	Universal Life Guard

5/1/2001	Auto YRT QS	VUL II and SL 14 added by amendment

1/1/2001	Fac YRT	Facultative Excess

1/1/2000	Auto YRT QS	Whole Life

1/1/2000	Auto YRT QS	Mod Whole Life / High Early Cash Value

2/1/1992	Fac YRT	Facultative Shopping

8/1/1990	Fac YRT	Facultative Shopping

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

GENERALI USA LIFE REASSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

Original Treaty Effective Date: May 1, 2001

Coverage: VARIABLE UNIVERSAL LIFE II/STRATEGIC LIFE 14

For new policies issued on or after July 1, 2008, the Amendment effective date, the applicable section of Schedule B - Reinsurance Limits of the above-referenced Agreement will be replaced with the following:

Ceding Company’s Retention:             .

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged. IN WITNESS WHEREOF, both parties in duplicate hereby execute this Agreement in good faith:

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	10/23/08
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	10/23/08
Peter G. Ferris
Second Vice President & Actuary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	10/23/08
Peter G. Ferris
Second Vice President & Actuary

GENERALI USA LIFE REASSURANCE COMPANY

By:	/s/ Michael A. Scearce	Date:	10/21/08

Print name:	Michael A. Scearce

Title:	Associate General Counsel

GENERALI USA LIFE REASSURANCE COMPANY

By:	/s/ David A. Gates	Date:	10/12/08

Print name:	David A. Gates

Title	SVP

AMENDMENT to

REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

GENERALI USA LIFE REASSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

As of December 31, 2008, the Amendment effective date, the Agreements listed in the attached Exhibit are terminated for new business on new lives. The termination date             . All business inforce at the termination effective date shall remain reinsured hereunder until the termination, expiry, or recapture of the underlying policy on which the reinsurance is based.

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

[page break]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	9/10/09
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	9/10/09
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	9/10/09
Peter G. Ferris
Second Vice President & Actuary

GENERALI USA LIFE REASSURANCE COMPANY

By:	/s/ Nancy Pike	Date:	9/4/09

Print name:	Nancy Pike

Title:	Asst Registrar

GENERALI USA LIFE REASSURANCE COMPANY

By:	/s/ David A. Gates	Date:	9/4/09

Print name:	David A. Gates

Title	SVP

[page break]

EXHIBIT

Effective Date of Agreement	Generali Ref No.	Coverage
January 1, 2000		2000 Series Whole Life / 2007 Series Whole Life (added 7/1/07) (2000 Series WL only)
January 1, 2000		2000 Series Modified Whole Life and High Early Cash Value
May 1, 2001		Variable Universal Life II (Strategic Life 14 added 6/1/02)
November 1, 2005IT		Universal Life Guard (UL Guard II added 11/23/07)(UL Guard only)

AMENDMENT to

ALL REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

GENERALI USA LIFE REASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Effective August 1, 2009, the Amendment effective date, the corporate retention of the Ceding Company will be revised per the attached retention schedule.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4/20/10
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4/20/10
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4/20/10
Peter G. Ferris
Second Vice President & Actuary

Retention Limits Eff. 8/1/09

GENERALI USA LIFE REASSURANCE COMPANY

By:	/s/ Nancy Pike	Date:	4/15/10

Print name:	Nancy Pike

Title:	Asst Registar

GENERALI USA LIFE REASSURANCE COMPANY

By:	/s/ David A. Gates	Date:	4/15/10

Print name:	David A. Gates

Title:	SVP

RETENTION LIMITS

Single Life Plans	Age	Standard		Table A – H		Table J – P
	0-4	$10,000,000		$10,000,000		$10,000,000
	5-75	$15,000,000		$12,500,000		$12,500,000
WL Legacy/HECV/LP65/LP10 Only	17-75	$20,000,000		$12,500,000		$12,500,000
	76-80	$10,000,000		$10,000,000		$5,000,000
	81-85	$10,000,000	*	$10,000,000	*	$0
	86-90	$1,000,000	*	$0		$0

Survivorship Plans** Both Lives Insurable	Age	Both Lives Standard		One Standard and One Substandard Table A – D		One Standard and One Substandard Table E – P or Both Substandard, neither over Table P
	15-75	$20,000,000		$20,000,000		$17,500,000
Survivorship Whole Life Only	17-75	$25,000,000		$20,000,000		$17,500,000
	76-80	$15,000,000		$15,000,000		$15,000,000
	81-85	$10,000,000	*	$10,000,000	*	$10,000,000	*
	86-90	$1,000,000	*	$1,000,000	*	$0

Survivorship Plans** With One Life Uninsurable	Age	One Life Uninsurable, One Life Standard		One Life Uninsurable, One Life Substandard thru Table P
	20-75	$15,000,000		$12,500,000
	76-80	$10,000,000		$10,000,000
	81-85	$10,000,000	*	$10,000,000	*
	86-90	$1,000,000	*	$0

Waiver	Age	Individual Plans	Survivorship Plans**
	0-49	$5,000,000	$5,000,000
	50-59	$2,500,000	$2,500,000

Accidental Death Benefit		$500,000	Issue Limit

Exceptions:	Civilian Pilots $5,000,000; Group UL - Up to $5,000,000
Professional Athletes: Personal Coverage – Age 16-24 $5,000,000; 25+ $15,000,000 Team Coverage – All Ages - $3,000,000

Other: The Chief Underwriter or his/her designee reserves the right to exceed the above limits by no more than $750,000.

The retention limits stated above are for Massachusetts Mutual Life Insurance Company (MassMutual). The sum of all amounts retained on one life, including the amounts with subsidiaries C.M. Life Insurance Company and MML BayState Life Insurance Company, will not exceed the MassMutual retention limit.

*	An underwriter may use “individual consideration” to keep a reduced retention on a life
**	Retention determined by younger age thru 200%. If one life is standard and other life exceeds 200%, older age used.

    Effective 8/1/09